Exhibit # 10.9                    AGREEMENT TO ISSUE WARRANT

      This Agreement is entered into as of the ___ day of June, 2000 by and between Leasing Technologies International, Inc., a Delaware corporation ("LTI"), and Promotions.com, Inc., a Delawarecorporation (the "Company").

                                    Recitals

      A. The Company desires to enter into an equipment leasing arrangement with LTI; and

      B. LTI requires that the Company issue to LTI a warrant to purchase shares of the Company's Common Stock (the "Warrant") as partial consideration for entering into the leasing arrangement;

      NOW THEREFORE, the parties hereto agree as follows:

      1. Warrant Issue. As partial consideration for LTI's entering into an equipment leasing arrangement as of the date hereof with the Company for a total commitment of up to $1,500,000.00 (the "Commitment"), the Company hereby agrees to issue to LTI a Warrant to purchase 13,345 shares of the Company's Common Stock at an exercise price of $5.68 per share, in substantially the form of instrument attached hereto as Exhibit A and made a part hereof.

      2. Representations of LTI. With respect to the Warrant in which it holds the beneficial interest, LTI represents and warrants to the Company as follows:

            2.1 Experience. LTI is experienced in evaluating and investing in companies engaged in businesses similar to that of the Company; it understands that investment in the Warrant involves substantial risks; it has made detailed inquiries concerning the Company, its business and services, its officers and its personnel; the officers of the Company have made available to LTI any and all written information it has requested; the officers of the Company have answered to LTI's satisfaction all inquiries made by it; in making this investment LTI has relied upon information made available to it by the Company; and LTI has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Company and it is able to bear the economic risk of that investment.

            2.2 Investment. LTI is acquiring the Warrant for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. It understands that the Warrant, and the shares of Common Stock issuable upon exercise thereof (the "Common Stock") have not been registered under the Securities Act of 1933, as amended (the "Securities Act") nor qualified under any applicable state securities laws.

            2.3 Rule 144. LTI acknowledges that the Warrant and the Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

            2.4 Access to Data. LTI has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has had the opportunity to inspect the Company's facilities.


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            2.5 Corporate Status of LTI. LTI represents and warrants that it is a corporation duly incorporated under the laws of the state of Delaware, with its principal place of business at Wilton, Connecticut and that it is engaged primarily in the business of equipment leasing and commercial finance.

      3. Conditions of Company to Issuance. The Company's obligation to issue the Warrant is subject to the fulfillment to its satisfaction on or prior to such issuance of each of the following conditions:

            3.1 Representations. Each nominee or assignee of LTI, if any, shall have made representations similar to those made in Section 2 hereof.

            3.2 Approvals and Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required at this time in connection with the lawful issuance and sale of the Warrant pursuant to this Agreement, and the issuance of shares of Common Stock upon exercise of the Warrant, shall have been duly obtained and be in effect prior to the issuance of the applicable securities.

      4. Representations and Warranties of the Company.

            4.1 Corporate Power. The Company has all requisite corporate power and authority to enter into this Agreement, to issue the Warrant hereunder and to carry out and perform its other obligations under this Agreement and the Warrant.

            4.2 Authorization. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement, and for the consummation of the transactions contemplated herein, and otherwise for the authorization, issuance and delivery of the Warrant and the Common Stock, have been taken. This Agreement and the Warrant are valid and binding obligations of the Company, enforceable in accordance with their respective terms. The Common Stock, when issued pursuant to exercise of the Warrant, will be validly issued, fully paid and nonassessable, and will be free and clear of encumbrances and not subject to any preemptive rights or rights of first refusal or any liens or encumbrances created by the Company, except restrictions on transfer in compliance with federal and state securities laws, and will have the rights, preferences, privileges and restrictions as provided in the Company's Articles of Incorporation.

            4.3 Offering. Subject in part to the truth and accuracy of LTI's representations set forth in Section 2 hereof and to the truth and accuracy of the representations of the nominees or assignees of LTI, if any, required by
Section 3.1 hereof, the offer, issuance and sale of the Warrant as contemplated by this Agreement and the issuance of Common Stock upon exercise of the Warrant, will be exempt from the registration requirements of the Securities Act, and are exempt from the qualification requirements of any applicable state securities laws, and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

            4.4 Stock Issuance. Upon exercise of the Warrant the Company will use its best efforts to cause stock certificates representing the shares of Common Stock purchase pursuant to


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the exercise to be issued in the individual names of LTI and/or the nominees or assignees, if any, of LTI, as LTI directs the Company at the time of exercise of the Warrant.

            4.5 Articles and By-Laws. The Company has provided LTI with true and complete copies of the Company's Articles of Incorporation and By-Laws, each as amended and in effect on the dated of this Agreement.

            4.6 Registration Rights. LTI, its permitted successors and assigns, shall be entitled to the registration rights set forth in Section 7 of the Warrant. Such registration rights shall be transferable to the extent set forth in the Warrant, and shall terminate at the times provided for in the Warrant. Reference is made to Exhibit A hereto for a complete description of such registration rights.

      5. Miscellaneous.

            (a) Notices. Any notice required or permitted by this Agreement shall be in writing, and shall be deemed given when delivered personally to the party for whom it is intended, or when deposited in the U.S. Mail, postage prepaid, either registered or certified, addressed to such party at the address set forth below or at such other address as such party may hereafter designate by written notice to the other.

                If to the Company:     Lawrence Quartaro, Controller
                                       Promotions.com, Inc.
                                       450 Park Avenue
                                       New York, NY 10016

                       If to LTI:      George A. Parker, Chief Financial Officer
                                       Leasing Technologies International, Inc.
                                       221 Danbury Road
                                       Wilton, CT 06897

            (b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and of LTI.

            (c) Governing Law. This Agreement shall be subject to and governed by the internal laws of the State of Connecticut.

            (d) Construction. The section headings used herein are for convenience of reference only and shall not be resorted to for interpretation of this Agreement.

            (e) Severability. The provisions of this Agreement are divisible and severable, and if any provision of this Agreement, or the application of such provision to any person or circumstances, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall be valid as if the void or unenforceable provision were not included in this Agreement.

            (f) Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior negotiations and


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agreements, whether written or oral, with respect to the subject matter of this
Agreement. This Agreement may not be amended or modified without the written consent of the Company and LTI.

            (g) Lost Warrants or Stock Certificates. The Company represents and warrants to LTI that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant (or stock certificate issued upon exercise thereof), and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Company, at its expense, will issue and deliver a new Warrant or stock certificate issued upon exercise thereof of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

      IN WITNESS WHEREOF, the parties have hereunto set their hand as of the first above written.

                              Promotions.com, Inc.

                              By:______________________________________

                              Title:____________________________________


                              Leasing Technologies International, Inc.

                              By:______________________________________

                              Title:____________________________________


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